Exhibit 10.6

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                   MODIFICATION AND THIRD EXTENSION AGREEMENT

BETWEEN:

     NOBLE METAL GROUP INCORPORATED, a British Columbia Corporation having its principal place of business at 801-409 Granville Street, Vancouver, British Columbia, V6C lT2 (herein "Noble")

AND:

     NAPTAU GOLD CORPORATION, a Delaware Corporation, having its registered offices at 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington, New Castle County, Delaware
                             19801 (herein "NAPTAU")

                                  WITNESS THAT

WHEREAS

(1) Noble and Maritime Transport & Technology Ltd., a New York Corporation, entered into an agreement on the 6th day of June, 1995 providing for the acquisition by Naptau of certain assets of Noble, consisting of Placer Mining Leases in the Cariboo Mining Division of British Columbia in the area of Likely, British Columbia, Canada, (the "Exchange Agreement");

(2) On the same date, Naptau entered into an agreement with Noble for the operation by Noble of the Placer Mining Leases on behalf of Naptau (the "Operating Agreement");

(3) Under the terms of the Exchange Agreement and the Operating Agreement, Naptau is obligated to pay Noble USD$1,000,000 by September 3, 1995 for the entering into of the Operating Agreement, and is obligated to pay a further USD$1,000,000 by October 3, 1995 for the funding of the 1995 mining operations on the Placer Mining Leases;

(4) Naptau paid to Noble a total of USD$45,500 by December 31, 1995 for the operating expenses relating to the 1995 mining operations on the Placer Mining Leases;

(5) Naptau is unable to pay the balance of the sums due and owing until such time as the company has been granted approval for its Registration Statement filed with the United States Security and Exchange Commission on August 9, 1995, and has also been granted a listing on the NASDAQ Small Cap Market as soon as the listing requirements are met;

(6) Both Noble and Naptau wish to have fulfilled the obligations of the Exchange Agreement and Operating Agreement as soon as Naptau is in a position to complete; and
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(7) By an Agreement dated September 1, 1995, Naptau was previously granted an extension of the time for performance of its obligations under the Exchange Agreement and Operating Agreement to December 31, 1995 (the "Extension Agreement);

(8) By a Second Extension Agreement dated April 30, 1996, Naptau was granted a further extension for performance of its obligations under the Exchange Agreement and Operating Agreement to June 30, 1996 (the " Second Extension Agreement) on terms which provided for the settlement of interest owing on the sums due under the Exchange Agreement and Operating Agreement at USD$200,000 (TWO HUNDRED THOUSAND DOLLARS), converted into common shares of Naptau, and in consideration of the agreement of Naptau to pay to Noble 300 ounces of raw gold from its share of gold produced from the mining operations on the Placer Mining Leases;

(9) The Second Extension Agreement has now expired:

AND WHEREAS Naptau and Noble wish to revise the terms and conditions regarding the obligation to pay the USD$1,000,000 due to Noble in consideration for the entering into of the Operating Agreement in order to provide Noble with a larger raw gold reserve and in order to allow Naptau sufficient time to become listed on NASDAQ.

IT IS NOW AGREED that in consideration of the payment of TEN DOLLARS ($10) by Naptau to Noble, the receipt and sufficiency of which is hereby acknowledged, and the further mutual covenants and agreements following, that:

1. Noble hereby cancels the USD$1,000,000 due to it in consideration for the entering into of the Operating Agreement and Naptau agrees instead, that it will pay to Noble from Naptau's share of gold produced from the mining operations on the Placer Mining Leases 3,421 ounces of raw gold, valued at a deemed price of USD$380 per ounce to equal USD$1,300,000.

2. The total number of ounces of raw gold to be paid by Naptau to Noble, shall be distributed to Noble from the Proceeds from the mining operations (as defined in the Operating Agreement) due to Naptau on the following basis:

   a. the first 300 ounces of raw gold due to Naptau to be paid in satisfaction of the terms of the Second Extension Agreement;

   b. up to 40% of the balance of the number of ounces of raw gold due to Naptau from the 1996 Placer Mining operations, until the total number of ounces due under paragraph 1 above is reached;

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   c. the balance, if any, to be paid to Noble from up to 50% of the number of ounces of raw gold due to Naptau from the 1997 Placer Mining operations, until the total number of ounces due under paragraph 1 above is reached;

   d. the balance, if any, to be paid to Noble from up to 60% of the number of ounces of raw gold due to Naptau from the 1998 Placer Mining operations, and thereafter until the total number of ounces due under paragraph 1 above is reached;

3. Noble hereby grants to Naptau a further extension of time until June 30, 1997, in which to pay the balance of USD$954,500 due and owing under the terms of the Exchange Agreement and the Operating Agreement for the deemed expenses of the 1995 mining operations on the Placer Mining Leases. Interest will be due and owing on the above amount at the rate of 10% per annum payable semi-annually.

4. Naptau may at any time, at its option elect to pay to Noble more ounces of raw gold than the minimum levels specified in the schedule set out in paragraph 2, but may not, without the written consent of Noble elect to pay in currency or any other consideration, the balance of the number of ounces of raw gold owing as converted to a dollar amount in accordance with paragraph 2.

5. This Agreement is in addition to the Extension Agreement and the Second Extension Agreement and shall also be construed in accordance with the laws of the Province of British Columbia, Canada.

6. This Agreement may be executed in counterpart and by faxed signature and the parties agree to deliver executed copies of the original document.

IN WITNESS WHEREOF THE PARTIES HERETO, CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS AS OF THE 12TH DAY OF JULY, 1996.

NOBLE METAL GROUP INCORPORATED


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BY: DOROTHY DENNIS, PRES.                 BY: ROSE M. RAE, DIRECTOR

NAPTAU GOLD CORPORATION


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BY: EDWARD D. RENYK, PRES.